Variable Insurance Products Fund III

(the "Trust")

SPECIAL MEETING OF SHAREHOLDERS

July 19, 2000

Pursuant to notice duly given, a Special Meeting of Shareholders of

Variable Insurance Products Fund III

Balanced Portfolio

Growth & Income Portfolio

Growth Opportunities Portfolio

Mid Cap Portfolio

(the "Funds")

was held on July 19, 2000 at 9:00 a.m. at an office of the Trust, 27 State Street, Boston, Massachusetts.

Mr. Robert Dwight acted as Chairman in the absence of Mr. Edward C. Johnson 3d and Ms. Debra Capua, Director of the Legal Product Group, acting as Secretary Pro Tempore, recorded the minutes. Mr. Thomas Williams, an Independent Trustee of the Trust, and Ms. Meg DiDonna, Senior Legal Counsel, were appointed to act as proxy agents for all shareholders who had properly returned their proxy cards.

Mr. Dwight noted that the Trust has shareholder voting rights based on the proportionate value of a shareholder's investment. Accordingly, each shareholder is entitled to one vote for each dollar of net asset value held on the record date for the meeting.

Ms. Capua reported that proxies representing 99.714% of the outstanding voting securities of the trust and at least 99.478% of each Fund had been received. Mr. Dwight announced that a quorum was present and called the meeting of the shareholders of the Trust to order.

Mr. Dwight stated that the Secretary had presented him with the following documents relating to the meeting:

Notice of Meeting dated May 22, 2000

Proxy Statement dated May 22, 2000

Form of Proxy

Affidavit attesting to the mailing of these documents to the record shareholders entitled to vote at this meeting

Substitute proxy dated July 12, 2000

Mr. Dwight indicated that a list of shareholders entitled to vote at this meeting would be made available for viewing upon request.

Mr. Dwight recommended that the reading of the Notice of Meeting be waived. There was no objection to the recommendation.

Mr. Dwight stated that the first item of business as stated in the Notice of Meeting and described in the Proxy Statement was to elect a Board of Trustees for the Trust.

Ms. Capua reported that each of the twelve nominees listed in the Proxy Statement received the affirmative vote of at least 97.772% of the votes cast at the meeting. Whereupon, it was

VOTED: That the twelve nominees listed in the Proxy Statement dated May 22, 2000, be, and they hereby are, elected as Trustees of Variable Insurance Products Fund III.

Mr. Dwight stated that the second item of business as stated in the Notice of Meeting and described in the Proxy Statement was to ratify the selection of PricewaterhouseCoopers LLP ("PwC") or Deloitte & Touche LLP ("D&T") as independent accountant of the Funds.

Ms. Capua reported that the proposal to ratify the selection of PwC or D&T as independent accountant of the Funds, as set forth in the Proxy Statement, received 276,319,488.69 affirmative votes of Balanced Portfolio, or 94.617% of the votes cast at the meeting; 1,094,741,303.86 affirmative votes of Growth & Income Portfolio, or 94.882% of the votes cast at the meeting; 1,377,496,384.11 affirmative votes of Growth Opportunities Portfolio, or 94.671% of the votes cast at the meeting; and 152,524,752.89 affirmative votes of Mid Cap Portfolio, or 95.370% of the votes cast at the meeting.

Whereupon, it was

VOTED: That the selection of PricewaterhouseCoopers LLP or Deloitte & Touche LLP as independent accountant of the Funds, as set forth in the Proxy Statement dated May 22, 2000, be, and it hereby is, ratified and approved.

Mr. Dwight stated that the third item of business as stated in the Notice of Meeting and described in the Proxy Statement was to authorize the Trustees to adopt an Amended and Restated Declaration of Trust for the Trust, which would allow the Trustees more flexibility and broader authority to act, subject to applicable requirements of federal and state laws and the Trustees' continuing fiduciary duty to act in the shareholders' interests.

Ms. Capua reported that the proposal to authorize the Trustees to adopt an Amended and Restated Declaration of Trust received 2,837,267,199.92 affirmative votes, or 92.697% of the votes cast at the meeting. Whereupon, it was

VOTED: That the Trustees, be, and they hereby are, authorized to adopt an Amended and Restated Declaration of Trust, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the fourth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Balanced Portfolio that would (i) reduce the individual fund fee rate from 0.02% to 0.15% of the Fund's daily net assets; (ii) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (iii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in the Proxy Statement, received 272,189,750.93 affirmative votes of Balanced Portfolio, or 93.203% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Balanced Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the fifth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Growth & Income Portfolio that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in the Proxy Statement, received 1,065,660,945.04 affirmative votes of Growth & Income Portfolio, or 92.362% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Growth & Income Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the sixth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Growth Opportunities Portfolio that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in the Proxy Statement, received 1,340,780,422.20 affirmative votes of Growth Opportunities Portfolio, or 92.147% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Growth Opportunities Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the seventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended Management Contract for Mid Cap Portfolio that would (i) modify the management fee that FMR receives from the Fund to provide for lower fees when FMR's assets under management exceed certain levels and (ii) allow FMR and the Trust, on behalf of the Fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended Management Contract for the Fund, as set forth in the Proxy Statement, received 149,727,278.77 affirmative votes of Mid Cap Portfolio, or 93.621% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended Management Contract for Mid Cap Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the eighth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve amended sub-advisory agreements with FMR U.K. for Balanced Portfolio and Growth Opportunities Portfolio that would (i) allow FMR to receive investment advice and research services from FMR U.K.; (ii) permit FMR to grant FMR U.K. investment management authority if FMR believes it would be beneficial to Balanced Portfolio and Growth Opportunities Portfolio and their shareholders; and (iii) allow FMR, FMR U.K. and the Trust, on behalf of each Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve amended sub-advisory agreements with FMR U.K. for the Funds, as set forth in the Proxy Statement, received 268,161,500.09 affirmative votes of Balanced Portfolio, or 91.824% of the votes cast at the meeting and 1,331,739,032.83 affirmative votes of Growth Opportunities Portfolio, or 91.526% of the votes cast at the meeting. Whereupon, it was

VOTED: That amended sub-advisory agreements with FMR U.K. for Balanced Portfolio and Growth Opportunities Portfolio be, and they hereby are, approved, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the ninth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR U.K. for Growth & Income Portfolio that would (i) allow FMR to receive investment advice and research services from FMR U.K.; (ii) permit FMR to grant FMR U.K. investment management authority if FMR believes it would be beneficial to Growth & Income Portfolio and its shareholders; and (iii) allow FMR, FMR U.K. and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR U.K. for the Fund, as set forth in the Proxy Statement, received 1,052,012,765.56 affirmative votes of Growth & Income Portfolio, or 91.179% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR U.K. for Growth & Income Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the tenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve amended sub-advisory agreements with FMR Far East for Balanced Portfolio and Growth Opportunities Portfolio that would (i) allow FMR to receive investment advice and research services from FMR Far East; (ii) permit FMR to grant FMR Far East investment management authority if FMR believes it would be beneficial to Balanced Portfolio and Growth Opportunities Portfolio and their shareholders; and (iii) allow FMR, FMR Far East and the Trust, on behalf of each Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve amended sub-advisory agreements with FMR Far East for the Funds, as set forth in the Proxy Statement, received 267,614,072.73 affirmative votes of Balanced Portfolio, or 91.636% of the votes cast at the meeting and 1,323,899,985.14 affirmative votes of Growth Opportunities Portfolio, or 90.987% of the votes cast at the meeting. Whereupon, it was

VOTED: That amended sub-advisory agreements with FMR Far East for Balanced Portfolio and Growth Opportunities Portfolio be, and they hereby are, approved, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the eleventh item of business as stated in the Notice of Meeting and described in the Proxy Statement was to approve an amended sub-advisory agreement with FMR Far East for Growth & Income Portfolio that would (i) allow FMR to receive investment advice and research services from FMR Far East; (ii) permit FMR to grant FMR Far East investment management authority if FMR believes it would be beneficial to Growth & Income Portfolio and its shareholders; and (iii) allow FMR, FMR Far East and the Trust, on behalf of the Fund, to modify the proposed agreement subject to the requirements of the Investment Company Act of 1940.

Ms. Capua reported that the proposal to approve an amended sub-advisory agreement with FMR Far East for the Funds, as set forth in the Proxy Statement, received 1,047,279,358.30 affirmative votes of Growth & Income Portfolio, or 90.769% of the votes cast at the meeting. Whereupon, it was

VOTED: That an amended sub-advisory agreement with FMR Far East for Growth & Income Portfolio be, and it hereby is, approved, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the twelfth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Balanced Portfolio's fundamental investment objective and eliminate a fundamental investment policy to more clearly communicate the objective in conformity with the disclosure requirements of the new Form N-1A.

Ms. Capua reported that the proposal to amend the Fund's fundamental investment objective, as set forth in the Proxy Statement, received 267,914,892.06 affirmative votes of Balanced Portfolio, or 91.739% of the votes cast at the meeting. Whereupon, it was

VOTED: That Balanced Portfolio's fundamental investment objective be, and it hereby is, amended and a fundamental investment policy of Balanced Portfolio be, and it hereby is, eliminated to more clearly communicate the objective in conformity with the disclosure requirements of the new Form N-1A, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the thirteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend Balanced Portfolio's, Growth & Income Portfolio's and Growth Opportunities Portfolio's fundamental investment limitation concerning diversification to exclude securities of other investment companies from the limitation.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation concerning diversification, as set forth in the Proxy Statement, received 267,037,890.43 affirmative votes of Balanced Portfolio, or 91.439% of the votes cast at the meeting; 1,045,547,591.12 affirmative votes of Growth & Income Portfolio, or 90.619% of the votes cast at the meeting; and 1,328,921,810.70 affirmative votes of Growth Opportunities Portfolio, or 91.332% of the votes cast at the meeting.

Whereupon, it was

VOTED: That each Fund's fundamental investment limitation concerning diversification be, and it hereby is, amended to exclude securities of other investment companies from the limitation, as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the fourteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment limitation concerning underwriting of securities.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 266,860,588.67 affirmative votes of Balanced Portfolio, or 91.378% of the votes cast at the meeting; 1,041,821,757.51 affirmative votes of Growth & Income Portfolio, or 90.296% of the votes cast at the meeting; 1,331,436,859.78 affirmative votes of Growth Opportunities Portfolio, or 91.505% of the votes cast at the meeting; and 147,993,847.24 affirmative votes of Mid Cap Portfolio, or 92.537% of the votes cast at the meeting.

Whereupon, it was

VOTED: That each Fund's fundamental investment limitation concerning underwriting of securities be, and it hereby is, amended as set forth in the Proxy Statement dated May 22, 2000.

Mr. Dwight stated that the fifteenth item of business as stated in the Notice of Meeting and described in the Proxy Statement was to amend each Fund's fundamental investment limitation concerning the concentration of its investments in a single industry.

Ms. Capua reported that the proposal to amend each Fund's fundamental investment limitation, as set forth in the Proxy Statement, received 267,900,537.74 affirmative votes of Balanced Portfolio, or 91.735% of the votes cast at the meeting; 1,042,706,287.48 affirmative votes of Growth & Income Portfolio, or 90.372% of the votes cast at the meeting; 1,327,032,945.65 affirmative votes of Growth Opportunities Portfolio, or 91.203% of the votes cast at the meeting; and 147,959,308.60 affirmative votes of Mid Cap Portfolio, or 92.516% of the votes cast at the meeting.

Whereupon, it was

VOTED: That each Fund's fundamental investment limitation concerning the concentration of its investments in a single industry be, and it hereby is, amended as set forth in the Proxy Statement dated May 22, 2000.

There being no further business to come before the meeting, upon motion duly made and seconded, it was

VOTED: To Adjourn.

ADJOURNED.

A TRUE RECORD.

ATTEST:

Debra Capua

Secretary Pro Tempore